EXHIBIT 99.1
PRESS RELEASE

                                        Contact:
                                        Amy Ford
                                        Director of Investor Relations
                                        Cabot Microelectronics Corporation
                                                                                (630) 499-2600

CABOT MICROELECTRONICS CORPORATION COMPLETES
ACQUISITION OF EPOCH MATERIAL CO., LTD.

AURORA, IL, February 27, 2009 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries and growing CMP pad supplier to the semiconductor industry, announced today that it completed its acquisition of Epoch Material Co., Ltd. (Epoch) for a total purchase price of approximately US$66 million.  Epoch was a consolidated subsidiary of Eternal Chemical Co., Ltd. (Eternal) (TAI:1717), and specializes in the development, manufacture and sale of copper CMP slurries and CMP cleaning solutions to the semiconductor industry, as well as color filter slurries to the liquid crystal display (LCD) industry.  As planned, Cabot Microelectronics initially obtained 90 percent of Epoch’s stock, with the remaining 10 percent to be transferred to the company from Eternal in eighteen months.

“We are excited to begin integrating Epoch with our business, which we believe will enhance our collective ability to innovate, deliver and support high performing, world-class products to our customers around the world,” stated Mr. William Noglows, Chairman and CEO of Cabot Microelectronics Corporation. “We expect that Epoch’s success in copper CMP slurries, along with its strong customer relationships and extensive infrastructure in Taiwan, will provide an excellent opportunity to strengthen and grow our core CMP consumables business, primarily in the area of copper CMP.  Additionally, we plan to leverage our global infrastructure to expand the sale of Epoch branded products to the global semiconductor industry.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  Since becoming an independent public company in 2000, the company has grown to approximately 950 employees on a global basis, including Epoch employees.  The company's vision is to become the world leader in shaping, enabling and enhancing the performance of surfaces, so the company is leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications in other industries where shaping, enabling and enhancing the performance of surfaces is critical to success. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

ABOUT EPOCH MATERIAL CO., LTD
Epoch Material Co., Ltd., headquartered in Taiwan, is a significant manufacturer of copper CMP slurries and CMP cleaning solutions for the semiconductor industry.  The company also supplies color filter slurries to the liquid crystal display industry.  Additional information can be found at www.epochmaterial.com.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; company and industry growth or trends; growth of the markets in which the company participates; international events or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation.  Risks, uncertainties, and other factors related to the referenced transaction include the possibility that the remaining 10 percent transaction will not close or that the closing may be delayed; the reaction of customers of Cabot Microelectronics Corporation and Epoch to the transaction; our ability to successfully integrate Epoch’s operations and employees; our ability to maintain, develop and grow Epoch’s business after the closing and to realize the expected benefits of the acquisition; and general economic and business conditions.  In addition, please refer to those risk factors described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended December 31, 2008 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2008, both filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.